SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                January 4, 2002
                Date of report (Date of earliest event reported)

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)


     NEW YORK                       1-1105                     13-4924710
 (State or Other               (Commission File               (IRS Employer
   Jurisdiction                     Number)                Identification No.)
of Incorporation)



            32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013-2412 (Address of Principal Executive Offices, including Zip Code)

                                 (212) 387-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.


AT&T will take a pre-tax restructuring charge of approximately $1 billion against its fourth quarter 2001 results, as announced in October.

The charge is primarily associated with employee-related separations within its Business, Consumer and Corporate units. More than half the affected employees are in management. Approximately 5,100, more than half of all affected employees, have already left the payroll or have been individually notified. About 5,000 additional employees are expected to leave the payroll in 2002 and have been notified that their organizations will be reduced in size.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2002


                                AT&T CORP.


                                By:  /s/     N. S. Cyprus
                                     -------------------------------------
                                     Name:   N. S. Cyprus
                                     Title:  Vice President and Controller